EXHIBIT 3.6


DEAN HELLER                                FILED # C3251201
Secretary of State                         OCT 12 2004
204 North Carson Street, Suite 1           IN THE OFFICE OF
Carson City, Nevada 89701-4299             DEAN HELLER
(775) 684 5708                             DEAN HELLER,
Website: secretaryofstate.biz              SECRETARY OF STATE

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Certificate of Designation
 (PURSUANT TO NRS 78.1955)
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Important Read attached instructions     ABOVE SPACE IS FOR OFFICE USE ONLY
before completing form.

                           Certificate of Designation
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                         Corporations For Nevada Profit
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                            (PURSUANT TO NRS 78.1955)


1.   Name of corporation:
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     EWORLDMEDIA HOLDINGS, INC.
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2.   By  resolution  of  the  board  of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designation, preferences, limitations, restrictions and relative rights of the following class or series of stock:
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     Series C Preferred Stock, to consist of 20,000,000 shares:

1. Dividends. Except as provided herein, the holders of the Series C Preferred Stock shall be entitled to receive cash, stock or other property, as dividends, when, as, and if declared by the Board of Directors of the Company. If shares of the Series C Preferred Stock or the Common Stock are to be issued as a dividend, any such shares shall be issued at Market Value. "Market Value" for the Common Stock for the purpose of this Certificate of Designation shall mean the average of the bid and ask prices for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors. "Market Value" with respect to any shares of the Series C Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.

2. Redemption Rights. Subject to the applicable provision of Nevada Law, the Company, at the option of its directors, and with the consent of a majority of the stock holders of the Series C Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series C Preferred Stock. (CONTINUATION ATTACHED)

3. Effective date of filing (optional):
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                                        (must not be later than 90 days
                                        after than certificate is filed)

4. Officer Signature (required):  /s/ illegible
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Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by                      Nevada Secretary of
appropriate fees. See attached fee schedule.